Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Sparta Commercial Services, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-189264) and (File No. 333-199822) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated August 26, 2016 included in Sparta Commercial Services, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2016.

/s/ RBSM LLP

New York, New York

July 7, 2020